NOTE

$3,000,000	Date: August 18, 2006

FOR VALUE RECEIVED, on August 18, 2007, the undersigned, FREEDOM FINANCIAL GROUP, INC., a Delaware corporation, and T.C.G. - THE CREDIT GROUP INC., a Manitoba, Canada corporation, jointly and severally (“Maker”), promise to pay to the order of HEARTLAND BANK (hereinafter, together with any holder hereof, called “Holder”), at St. Louis, Missouri (or such other place as the Holder may designate in writing to the undersigned), in lawful money of the United States of America in immediately available funds, the principal sum of Three Million and No/100 Dollars ($3,000,000.00), or such amount thereof as has been advanced hereunder, together with interest thereon from the date hereof, at the rate or rates hereinafter specified, as follows:

The Maker will pay interest on the unpaid principal amount of each Advance for each day from the day such Advance was made until such Loan is paid (whether at maturity, by reason of acceleration or otherwise), at a rate per annum equal to the sum of three percent (3.00%) plus the Base Rate, payable monthly in arrears on each Interest Payment Date and when such Loan is due in full (whether at maturity or on the Termination Date, by reason of acceleration, or otherwise).

This Note shall be payable as follows:

a.
Commencing on the first day of the first month after the Initial Advance, and on the first day of each month thereafter to and including the first day of August, 2007, the Maker shall pay to the Payee monthly installments of interest at the rate of interest as aforesaid.

b.
On August 18, 2007, the Maker shall pay to the Payee a final installment of principal and interest in an amount equal to the sum of the then outstanding principal balance of this Note together with accrued and unpaid interest thereon.

It is contemplated that the principal sum evidenced by this Note may be reduced from time to time and that additional Advances may be made from time to time, as provided in the Revolving Credit Loan and Security Agreement between the undersigned and Holder dated of even date herewith (the “Loan Agreement”); provided, however, that the outstanding principal amount evidenced by this Note shall not exceed the Borrowing Base provided in the Loan Agreement.

This Note is subject to the terms and conditions of, and entitled to the benefit of the Collateral described in, the Loan Agreement. Capitalized terms not defined herein shall have the meanings given in the Loan Agreement.

No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement, the Security Documents or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, the Security Documents, or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

The undersigned and all endorsers waive presentment, notice of dishonor and protest.

Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including reasonable attorneys’ fees if collected by or through an attorney.

The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Missouri.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed, sealed and delivered in St. Louis, Missouri, in its corporate name, by and through its respective duly authorized officers, as of the day and year first above written.

FREEDOM FINANCIAL GROUP, INC.	T.C.G. – THE CREDIT GROUP INC.

By: /s/ Jerald L. Fenstermaker	By: /s/ Jerald L. Fenstermaker

Name: Jerald L. Fenstermaker Title: President	Name: Jerald L. Fenstermaker Title: CEO